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                                                                  EXHIBIT 4.2


                          AUSTIN'S INTERNATIONAL, INC.

                         TWO-YEAR 8% CONVERTIBLE NOTES


                             SUBSCRIPTION AGREEMENT


     1. SUBSCRIPTION. I hereby agree to purchase $_________ principal amount of Two-Year 8% Convertible Notes Due ____________________________, 1998 (the
"Notes" or a "Note") of Austin's International, Inc., a Delaware corporation (the "Company"). In fulfillment of the obligation to make such purchase, I hereby tender the full subscription amount in the form of a personal check, cashier's check or money order payable to AUSTIN'S INTERNATIONAL, INC.

     2. CONDITIONS TO RECEIPT AND ACCEPTANCE. This Agreement will be deemed accepted by the Company upon the issuance and delivery of the Note. This subscription will terminate on June 30, 1996, unless extended by the Company.

     3. RECEIPT OF AND ACCESS TO INFORMATION. I acknowledge that prior to the execution of this Subscription Agreement, I have examined the provisions of the form of Note, which is attached as Exhibit A hereto. I understand and agree to
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all of the terms, conditions, and provisions contained therein.  In addition, I have previously received all such information as I deem necessary and appropriate to enable me to evaluate the merits and risks inherent in this investment, and I acknowledge that I have received satisfactory and complete information concerning the business and financial affairs of the Company.

     4. EXEMPTION FROM REGISTRATION. I understand that the Note or Notes and the shares of common stock of the Company issuable on conversion of the Notes (the "Stock") are being offered and sold under one or more exemptions provided in the Securities Act of 1933, as amended, or in the rules and regulations promulgated thereunder (the "Securities Act") from the registration requirements of the Securities Act and under exemptions from the registration requirements of the securities laws of the states or jurisdictions where such securities are offered for sale (the "Blue Sky Laws"). I am making this investment solely for my own account (or in a fiduciary capacity for the account and benefit of a person or entity) for investment and without any present intention of selling, offering to sell, or otherwise disposing of, or distributing my interest in, such securities, and I do not presently have any reason to anticipate any changes in my circumstances or any particular occasion or event which would cause me to transfer, or dispose of such securities.
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     I understand that the transfer of the securities covered by this Agreement is restricted as provided herein. I therefore covenant and agree that if, because of a change in circumstances, I hereafter desire to dispose of my rights in any of the securities, I will not sell, assign, transfer, or otherwise dispose of, or encumber, any such securities in a manner which would constitute a violation of any of the provisions of the Securities Act or the Blue Sky Laws.

     5.  REPRESENTATIONS AND WARRANTIES.  I hereby represent and warrant that:

     (a) I have read and am familiar with and fully understand the terms of this Agreement and the Note or Notes.

     (b) I have such knowledge and experience in business and financial matters, or have received such competent professional advice concerning the Company, that I am capable of evaluating the merits and risks of my investment in the Company.

     (c) I am an "Accredited Investor," in that I meet the requirements of at least one of the subparagraphs listed below [PLEASE CHECK EACH APPLICABLE PARAGRAPH]:

            _____  (i)    a bank or savings and loan association defined in the
                          Securities Act;

            _____  (ii)   a broker or dealer registered pursuant to the
                          Securities Exchange Act of 1934;

            _____  (iii)  an investment company or business development company as defined in the Investment Company Act of 1940;

            _____  (iv)   a private business development company as defined in
                          Section 202(a)(22) of the Investment Advisers Act of
                          1940;

            _____  (v)    a corporation, partnership, business trust, employee
                          benefit plan, charitable organization or trust, with assets in excess of $5,000,000 and which was not formed for the specific purpose of acquiring the securities offered;

            _____  (vi)   a director or executive officer of the Company;

            _____  (vii)  a natural person whose individual net worth, or joint net worth with my spouse, at the time of my subscription, exceeds $1,000,000;

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            _____  (viii)  a natural person who had an individual annual gross income in excess of $200,000 (or joint income with my spouse of $300,000) in each of the two most recent years and who reasonably expects all income in excess of $200,000 (or joint income with the person's spouse of $300,000) in the current year; or

            _____  (ix)    an entity in which all of the equity owners are
                           accredited investors (i.e., can satisfy one or more of the requirements in (i) -- (viii) above).

     (d) I have sufficient net worth and annual income to be able to bear the substantial economic risks of this investment, including the complete loss of my investment. I have adequate means of providing for my current needs and personal contingencies and have no need for liquidity in this investment.

     (e) I have had an opportunity to question representatives of the Company as to all matters which I deem material and relevant in my decision to make an investment in the Company and have had the opportunity to obtain any and all additional information necessary to verify the accuracy of the information received or any other supplemental information which I deem relevant to make an informed investment decision.

     (f) I have been advised and am aware that neither the Note or Notes to which I have subscribed, nor the Stock issuable upon conversion of such Note or Notes, will be registered under the Securities Act or any Blue Sky Laws on the grounds that the issuance of such Note or Notes and Stock is exempt from the registration provisions of those laws.

     (g) I have been advised and understand that I must continue to bear the economic risks of ownership of the Note or Notes and, upon conversion, the Stock, for an indefinite period of time because they have not been registered under the Securities Act or any Blue Sky Laws and, accordingly, cannot be sold unless they are so registered or an exemption from registration is available.

     (h) I will not offer for sale, sell or otherwise dispose of the Note or Notes or, upon conversion, the Stock, without registration under the Securities Act and/or applicable Blue Sky Laws, or unless exemptions from the registration requirements of such laws are applicable to such offer, sale or other disposition and I have furnished to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such proposed sale or other disposition may be lawfully made without such registration and the reasons therefor.

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     (i) I am purchasing the Notes and, upon conversion, the Stock for my own account for investment only and, unless specified herein, not as a nominee for others, and with no intention of, or a view towards, resale, transfer or distribution thereof.

     (j) I am duly authorized and empowered legally to represent and bind the principal, person, trust, corporation or other entity, if any, named below as the subscriber for the Note or Notes.

     (k) If a corporation or other entity, the subscriber was not formed for the specific purpose of making this investment.

     (l) I am a resident of the State of ___________________ or the Country of
________________.

     6. TRANSFERABILITY. I understand that I may transfer the Note or Notes only subject to the following terms and conditions:

     (a) THE NOTE OR NOTES, OR ANY CERTIFICATE FOR COMMON STOCK ISSUED UPON THE CONVERSION THEREOF, MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH NOTE OR NOTES OR SUCH STOCK IS REGISTERED PURSUANT TO THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS ARE APPLICABLE TO COVER SUCH SALE OR TRANSFER.

     (b) The transfer shall be evidenced by a written instrument, in form and substance acceptable to the Company and its counsel, delivered to the Company together with the Note or Notes as evidence of the validity of the transfer. I will also deliver to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that the proposed sale or other disposition may be lawfully made without registration under the Securities Act and/or applicable Blue Sky Laws of any state or other jurisdiction because an exemption from the registration requirements of such laws is applicable to such sale. Upon receipt, and acceptance thereof, the Company shall enter the transferee as the Holder on the Company's books and records and deliver the Note to the new Holder.

     (c) The transfer shall be in strict conformity to the terms, conditions, representations, warranties and agreements contained herein.

     (d) No transfer shall release or relieve the transferor of any duties, obligations, liabilities, representations, warranties or agreements that have not been fully satisfied or discharged prior to the effectiveness of the transfer.

     (e) Any transfer or attempted transfer that is not in strict conformity with the provisions of this Section 6 shall be


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null and void and of no effect, and the Company shall not be required to recognize the transfer or the transferee as a Holder.

     (f) That certificates representing the Stock received upon conversion of the Note or Notes (unless the Stock is registered under all applicable securities laws) shall bear the following restrictive legend thereon:

          THE CORPORATION HAS NOT REGISTERED THE SHARES REPRESENTED BY THIS CERTIFICATE UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE BLUE SKY OR SIMILAR LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT SELL OR TRANSFER THESE SHARES UNLESS THEY ARE REGISTERED PURSUANT TO SUCH LAWS OR UNLESS EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS ARE APPLICABLE TO THE SALE OR TRANSFER.

     7. REVOCATION. Except as herein provided, I agree that I may not cancel, terminate, or revoke this Agreement or any agreement hereunder made by me, and that this Agreement shall survive my death or disability and shall be binding upon my heirs, executors, administrators, successors and assigns.

     8.   MISCELLANEOUS.

          (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at the address set forth below or to the Company at its principal office, at 2400 E. Commercial Blvd., Suite 800, Ft. Lauderdale, FL 33308, attention Larry E. Graybill, Chief Financial Officer.

          (b) This Agreement and the Note or Notes shall be governed by and interpreted and enforced in accordance with the laws of the United States and the State of Florida.

          (c) Any suit, action or legal proceeding out of or relating to this Agreement or the Note or Notes shall be brought in the courts of record of the State of Florida in Broward County or in the District Court of the United States for the Southern District of Florida, and by acceptance of any Note or Notes each holder thereof consents to the jurisdiction of each such court in any suit, action or legal proceeding and waives any objection which it may have to the laying of venue of any suit, action or legal proceeding in any of such courts.

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          (d) This Subscription Agreement, together with the Note or Notes, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by writing executed by such parties.

     9. INDEMNIFICATION. I acknowledge that I understand the meaning and legal consequences of the representations and warranties herein, and I hereby agree to indemnify and hold harmless the Company and its directors, officers, employees, agents and advisors from any and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty or acknowledgment of the undersigned contained in this Subscription Agreement and the Note or Notes.

     IN WITNESS WHEREOF, I have executed this Agreement on the __ day of ________________, 1996.


How Units are to be held:
                                    ------------------------------------
                                     Print Subscriber's Name
( )  Individual
( )  Corporation
( )  Partnership
( )  Trust
( )  Uniform Gifts to Minors Act
( )  Retirement Plan
( )  Tenants in Common
( )  Joint Tenants with Rights
     of Survivorship
( )  Other (Specify)


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Social Security or Federal           Signature of Subscriber
Employer Identification
Number of Subscriber


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                                     Print Other Subscriber's Name
                                       if more than one


- --------------------------------    -------------------------------------
Social Security or Federal           Signature of Other Subscriber
Employer Identification                if more than one
Number of Other Subscriber




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                                    Mailing Address

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